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Exhibit 10.5

                            MASTER SERVICES AGREEMENT

         THIS MASTER SERVICES AGREEMENT (the "AGREEMENT") is made and effective as of March _4_, 2002 (the "EFFECTIVE DATE"), by and between The Players Network ("NETWORK"), a Nevada corporation, located at 4620 Polaris Avenue, Las Vegas, Nevada 89103, and Trump Marina Hotel Casino ("CUSTOMER"), a New Jersey corporation, with corporate offices located at Huron Avenue and Brigantine Boulevard, Atlantic City, New Jersey 08401.

                                    RECITALS

         WHEREAS,   Network  owns  and  produces   in-house  gaming   television
programming and can develop an online streaming media marketing strategy for Customer;

         WHEREAS, Customer and Network desire to have Customer distribute Network's program content (including a customized in-house gaming channel) (i) on a designated marketing channel on a privately operated cable television distribution system (the "DIGITAL PLAYBACK SYSTEM") within its hotel through various vertical marketing vehicles, including, without limitation, Internet webcasts, and other private and public interactive mediums, all pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Network and Customer agree as follows:

                                    AGREEMENT

1.       TERM & TERMINATION

a.                TERM.

                  Unless otherwise terminated as provided herein, the initial term of this Agreement (the "INITIAL TERM") shall commence on the Effective Date, and shall continue for twenty-four (24) consecutive months thereafter. Network and Customer shall meet in good faith at least ninety (90) days prior to the expiration of the Initial Term to discuss the terms and conditions for renewal of this Agreement. Notwithstanding the foregoing, after expiration of the Initial Term, this Agreement shall automatically renew for successive twelve month periods (collectively, the "RENEWAL TERM," and together with the Initial Term, the "TERM") unless either party elects to allow the Agreement to expire by delivering a written notice of such election no fewer than thirty (30) days prior to the date the Term is scheduled to expire.


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         b.       EARLY TERMINATION.

                  This Agreement may be terminated upon delivery of written notice of termination effective immediately:

                  1) If Customer does not find Network's programming to meet reasonable marketing goals achieved as a direct result of promotions conducted by both parties as outlined in Section 5(a)

                  2) By either party, if the other party has failed to make a payment required hereunder within fifteen (15) days after the other party's receipt of written notice of its failure to pay;

                  3) By either party, if the other party breaches a material provision of this Agreement which breach has not been cured within thirty (30) days after the other party's written notice of its breach; or

                  4) By Customer, if Customer reasonably determines that continued association with Network may jeopardize any gaming license held or pursued by Customer or any of its subsidiaries or affiliates.

                  A termination pursuant to this Section 1(b) shall not impair either party's other rights and remedies under law or equity.

2.       PROGRAMMING PACKAGES.

         a.       GENERAL DESCRIPTION; CONTENT; COMMERCIAL ADVERTISING.

                  1) Network shall provide Customer with digital content management services and the technical equipment described in this Section 2 that is necessary to broadcast a Programming Package at Customer's location in accordance with the terms and conditions of this Section 2. For purposes of this Agreement,
                           (A) "PROGRAMMING PACKAGE" means a schedule of Network Programs specifically designed for Customer's location to be broadcast at such times and frequencies as proposed by Network and reasonably agreed to by Customer on Customer's Digital Playback System in the guest rooms of Customer's location and
                           (B) "NETWORK PROGRAMS" means the entire library of completed television shows, feature segments and promotional videos developed and owned by Network, including, without limitation, Video Segments, Feature Segments and any other new programming developed and owned by Network during the Term but excluding customized programming developed by Network for Network's other customers (whether or not Network holds ownership or license rights to such programming).

                  2) Network shall inform Customer of new programming under development by Network (except for customized programming developed by Network for Network's other customers) subject to Network's confidentiality

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                           standards and procedures.

                  3) Network shall use good faith efforts to consult with Customer regarding Customer's programming requests and to accommodate Customer's reasonable requests within Customer's and Network's standard programming format, such as by making minor alterations to graphics, charts, rules and voiceovers or minor edits to exclude specific programming content that Customer reasonably believes to be objectionable in light of its business and operations; PROVIDED that (A) nothing contained herein shall be construed to require Network to reformat or provide substantial alterations or edits to any Network Program and (B) if the parties cannot agree on appropriate alterations or edits to a Network Program, Network shall, upon Customer's request, remove such Network Program from the Programming Package.

                  4) As an option which can be executed at any time during the term of this Agreement, Network can produce once per calendar month for broadcast along with the Programming Package a master calendar of events that promotes Customer's property. The format and contents for such calendars are described in further detail in EXHIBIT A. Customer shall develop and submit the contents for such calendars including, but not limited to, music, photos, etc. and instructions for cross-promotions in writing to Network no less than three business days prior to Customer's desired date for broadcast thereof and will use good faith efforts to accommodate such other changes as Customer may request.

         b.       EQUIPMENT AND TECHNICAL INSTALLATION & MAINTENANCE SERVICES

                  1) Network shall install digital playback equipment compatible with Customer's Digital Playback System in order to provide an advanced marketing vehicle consisting of customized Customer programming and/or any future services to be provided to Customer by the Network. All equipment provided by Network shall be owned (or leased) and operated by Network and shall not be considered property of Customer.

                  2) Network shall maintain and service its equipment at no additional expense to Customer. Network shall install a paging system or provide a similar device that notifies Network of any equipment failure resulting in channel downtime reasonably promptly after its occurrence. Network shall use commercially reasonable efforts to repair or replace any non-operational equipment such that broadcasts resume within two business days of the commencement of the

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                           downtime.  In the event of downtime,  the Programming
                           Package Fee shall be prorated (on an day-by-day basis) for consecutive hours of downtime above the initial two business day period.

                  3) Customer shall provide an area for the equipment to be located, one dedicated telephone line and one dedicated landline connection. Such equipment and lines shall be located in an area that is not accessible to guests but allows for reasonable access by Network to perform its duties hereunder.

                  4) Customer shall provide Network and its appointed representatives with necessary access to areas wherein the equipment shall be located and Network shall have the right and authority to enter the premises of Customer at any time with appropriate verbal notice and subject to Customer's reasonable security clearance procedures to install, update or repair programming and maintain the equipment.

                  5) Customer shall designate, or cause its in-house cable and Internet system providers to designate, a channel (the "DEDICATED CHANNEL") (which shall be the lowest channel position available) on the Digital Playback System for continuous, 24-hour broadcast of the Programming Package. Customer may request that the Programming Package be provided on additional Dedicated Channels (which need not be in the lowest channel position available) by delivering a written request to Network accompanied by payment of a one-time equipment upgrade fee in the amount of Four Thousand Dollars ($4,000) for each additional
                           Dedicated Channel. Network shall maintain equipment and scheduling of programming related to up to one additional Dedicated Channel at its cost and expense.

                  6) If at any time Customer has any interactive or on-demand program suppliers ("OTHER PROGRAM SUPPLIERS") and Customer desires for Network's Programming Package to be interactive and/or on-demand, Customer shall be solely responsible for paying any and all fees or costs associated with making arrangements for such interactive or on-demand programming charged by such Other Program Suppliers.

                           Network shall cooperate with Customer and Other System Providers in good faith (but at no additional cost to Network) to make any necessary minor technical adjustments and adaptations to Network's Programming Package and/or equipment as necessary to comply with Other System Providers' reasonable technical platform and broadcast standards.

                           Network shall be provided with written reports on not less than a monthly basis detailing the interactive usage of the Customized Programming during the Term and furthermore shall have the right to audit such reports on not less than an annual basis (which audit rights shall survive the expiration or termination of this Agreement). Network shall receive on-screen credit and co-branding of such programming that reasonably describes Network's role in providing the services hereunder.


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                  7)       In  the  event  Other  Programming   Suppliers  offer
                           Internet access on the same platform where Network's programming is being broadcast, customer will request that Other Programming Supplier provide Network with a link to its own website, www.PlayersNetwork.com,
                           within   reasonable   guidelines   of  the   system's
                           capability. Such link shall be located in a prominent
                           area  on  the   interactive   pages  where  Network's
                           programming is being offered.

                  8) Prior to supplying its programming hereunder, Network shall be entitled to receive written agreement(s) reasonably satisfactory in form and substance to Network assuring that Other Program Suppliers will have no right or interest in Network's programming, or any ability to manipulate or otherwise use, Network's content except to broadcast such content into guest rooms on the Dedicated Channel(s).

         c.       LICENSES AND BROADCAST RIGHTS.

                  1) Network hereby grants Customer a personal, non-transferable, non-exclusive, royalty-free license during the Term to broadcast the Programming Package at the Designated Location designated therefor and over the Customer's Website. Customer acknowledges and agrees that, except for the license granted pursuant to the foregoing sentence, it owns no right, title or interest in or to the Programming Package or its contents other than the Customized Video Segments and provided in Section 3.

                  2) Customer acknowledges that Network may broadcast the Programming Package, including all Customized Programming, and any portion thereof over Network's website, WWW.PLAYERSNETWORK.COM, and all of Network's existing and future national and international broadband, cable and wireless distribution channels.


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3.       CUSTOMIZED VIDEO PRODUCTION.

         a.       GENERAL DESCRIPTION.

                  1) Network shall develop and produce for Customer an aggregate of thirty (30) minutes of final, customized, talent-driven segments in an "Electric News Gathering" or "ENG"-style (collectively, "CUSTOMIZED VIDEO SEGMENTS") in accordance with the
                           Section 2(a) and EXHIBIT B attached hereto. Customer can use the thirty (30) minutes in any way they wish. Customer shall own the Customized Video Segments and raw footage and B-roll used to develop the Customized Video Segments, subject to the licenses granted to Network hereunder.

                  2) Prior to production of the Customized Video Segments, Network and Customer shall designate appropriate members of their staff to hold a series of creative meetings to establish the subject matter and creative approach for the segments and the specific number of segments to be shot.


                  3) Network agrees that the Customized Video Segments shall be in objectively good taste and shall not contain any content that is offensive (in light of Customer's industry), obscene or violent. Customer reserves the right to request changes to a Customized Video Segment to ensure the accuracy of the information contained therein so long as such changes do not require more than two (2) hours of editing. Customer shall pay additional charges in accordance with EXHIBIT C after the second hour of editing. Network shall use good faith efforts to inform Customer of the expected changes, if any, associated with changes requested by Customer.

                  4) Any Customer production request that requires scripting a specific story to be shot on-premise and edited into a specific Customer program feature (a "FEATURE SEGMENT") shall be submitted to Network in writing no less than fourteen (14) business days prior to the date and time that filming is requested to commence. Customer reserves the right to approve script and/or story angle for Feature Segments to ensure the accuracy of the information prior to shooting. Prior to shooting, Customer must sign off on both the script (when applicable) and creative approach. When production on a Feature Segment has been completed, Network shall pay the costs associated with any minor changes requested by Customer that require up to two (2) hours of editing. If Customer requires changes to a Feature Segment that requires editing time in excess of two (2) hours, Customer shall pay additional charges in accordance with EXHIBIT C. Network shall use good faith efforts to inform Customer of the expected

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                           charges,   if  any,   associated   with  the  changes
                           requested by Customer.

                  5) Customer shall appoint one or two personnel to act as liaisons with Network's production team during the production of the Customized Video Segments and to assist Network with the coordination of customized production.

                  6) Customer shall provide (or cause to be provided to) Network at Customer's sole expense all publicity and production clearances necessary or reasonably requested by Network for filming on Customer's premises. Customer shall be solely responsible for obtaining any and all consents and approvals (including as related to privacy, image, personality, recording or broadcast rights) from talent hired by Customer and employees and guests of Customer necessary or reasonably requested by Network in connection with the filming, production or broadcast of the Customized Video Segments.

                  7) Customer shall notify and coordinate with security for Network production crews when and where deemed appropriate by Network while filming on Customer's premises.

                  8) For production occurring at any location owned or controlled by the Customer, Network shall provide insurance of the type and with limits that are reasonably appropriate to the scope of the production. Customer shall be named as an additional insured thereon.

         b.       PRODUCTION PERSONNEL.

                  1) Network's standard on-site crew shall consist of up to four crew members (a Network producer and an on-camera reporter, when and if deemed appropriate by Network for the specific segment). Network shall use good faith efforts to identify at the time of the production request if additional on-site crew members or special production equipment and post-production processes will be necessary for more sophisticated filming and productions, the assignment of which shall be subject to Customer's consent. Customer also may request additional on-site crew in its discretion. Customer shall bear all costs and expenses associated with additional on-site crew in accordance with Exhibit C.

                  2) Customer shall provide rooms, food and beverages for Network's on-site production crews while filming at Customer's property for production work and/or while Network conducts business in Atlantic City. These provisions will include reasonable use of all public restaurants at Customer's property.

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                  3)       If Customer is a party to any  collective  bargaining
                           agreements that require the utilization of union personnel in connection with on-site filming or
                           production,   Customer  shall  be   responsible   for
                           supplying    such   personnel   and   incurring   the
                           incremental cost related to their compensation.

         c.       ADDITIONAL SERVICES.

                  1) Where production services are being performed on already completed Customized Video Segments (such as edits to graphics, music, writing and/or voiceover services), Customer shall only be charged for re-purposing and updating of such segments in accordance with EXHIBIT C.

                  2) Upon Customer's written request, Network shall provide Customized Production in excess of twenty
                           (20) minutes; PROVIDED that Customer pays Network (A) in advance the Supplemental Video Production Fee and
                           (B) upon receipt of an invoice therefor, all other costs and expenses associated therewith in accordance with EXHIBIT C.

                  3) Customer may request on short notice that Network produce, and Network shall use its good faith efforts (which is expressly subject to the availability of Network's local on-site ENG crew) to produce, a segment involving a special story where the standard advance notice and planning may not be possible, such as jackpot winners, special appearances or spontaneous events. Customer shall pay all costs and expenses associated with accommodating such special production in accordance with EXHIBIT C.

         d.       LICENSES; OTHER.

                  1) All techniques, processes, know-how, show-how, patents and other proprietary information developed by Network during its performance of any of the services under this Agreement, including, without limitation, the development and production of the Customized Video Segments, shall be and at all times remain the sole and exclusive property of Network, and Customer shall hold no right, title or interest with respect thereto.

                  2) Network shall digitally encode all of the Customized Video Segments to enable streaming the content over the Customer Websites. Upon Customer's written permission, Customer shall grant to Network a worldwide, perpetual, non-exclusive, royalty-free license during and after expiration of the Term to rebroadcast the Customized Video Segments over Network's website, WWW.PLAYERSNETWORK.COM ("NETWORK'S WEBSITE"), and all of Network's existing and future co-branded broadband and cable distribution channels

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                           and to use and show the Customized  Video Segments to
                           third parties as samples of Network's work.

                  3) Network shall create and maintain a separate video library, which library shall include all Customized Video Segments, "B-roll," news stories, promotions, Feature Segments and graphics created for Customer. Network hereby grants to Customer a personal, non-transferable, non-exclusive, royalty-free license to use for promotional purposes only at such Designated Location (but not to duplicate) during the Term the contents of the library and Network's digital linear tape drives; PROVIDED that Customer shall reimburse Network's actual duplication costs associated with creating the library (described in Exhibit C, Duplication Cost). Upon expiration or termination of this Agreement, Customer shall return all contents of the library to Network other than the Customized Video Segments and, if requested by Network, shall deliver a certificate to that effect.

                  4) Customer shall obtain Network's written consent (to be granted in Network's sole discretion) prior to using the library or any of its contents in any manner outside of the express license granted in
                           Section 3(d)(3) above (such as by permitting any third party to review, access or use the library or any of its contents). Network shall be entitled to receive a portion of any fees or revenues received directly or indirectly by Customer associated with any use of the contents of the library outside of the express license granted in Section 3(d)(3) above, and the parties agree to negotiate in good faith regarding the allocation of any such fees or revenues. When and if programming is used outside of the express license granted in Section 3(d)(3) above, Network shall receive a credit that reasonably describes such contents and that reads in conspicuous lettering "COURTESY OF PLAYERS NETWORK" (or words of similar effect) at an appropriate place in the programming or promotional materials.

                  5) From time to time, Network may request to produce programming and event coverage on Customer's property. Any such production is to be included in the general Network programming library and Customer will not be charged for the same, nor will such time be included in Customer allotted hours of monthly field production. It is understood by Network that Customer, may not always grant requests indicated in this Section 3(d)(5).


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4.       INTERNET AND BROADBAND DISTRIBUTION AND MARKETING SERVICES

         a.       GENERAL DESCRIPTION.

                  1) Commencing as promptly as practicable after the Effective Date, Network shall provide the Internet and Broadband Distribution and Marketing Services described in EXHIBIT D attached hereto including, without limitation, (i) providing links from Network's Website to Customer's Wild Card signup page on Customer Website, www.TrumpMarina.com, so as to provide users of Network's Website best access to Customer's Website (the "NETWORK-CUSTOMER LINKS") as are available given Network's other commitments, (ii) posting on Network's Website of marketing and promotional information regarding Customer's location and (iii) digitally encoding and enabling streaming broadcasts of the Programming Package and the Customized Production Segments on not more than one website, and on Network's Website and broadband system as in existence, as well as future systems.

                  2) Upon the request of Customer, Network may provide one or more Network-Customer Links to Customer's hotel reservations order webpage, and Customer shall pay Network a ten percent (10%) commission for all paid reservations booked through such Network-Customer Links. The amounts in respect of such commissions shall be paid on a monthly basis and shall be accompanied by a detailed report of Customer's on-line orders for such month. Upon reasonable notice to Customer, Network shall have the right to audit no more frequently than once per year Customer's records for purposes of confirming compliance with this Section.

                  3) Network-Customer Links may be modified and/or expanded from time to time throughout the Term pursuant to mutual agreement of the parties, except that Network may modify the placement of the Network-Customer Links on Network's Website in a manner that best compliments the specific content as determined in Network's sole discretion. To the extent access to the Customer Websites from Network's Site is requested or granted by Customer, and such access is deemed to be a reproduction, transmission or distribution, Customer hereby grants to Network a perpetual, worldwide, non-exclusive, royalty-free license to use, reproduce, transmit, distribute and publicly display each of the Customer Websites so as to make them available to users of Network's Website via the Internet.

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                  4)       As an option  that can be added at any time,  Network
                           will host,  maintain and provide  digital  management
                           and   streaming   media   services   for   Customer's
                           customized content and Network's own video library content to be streamed on Customer's Websites. All of the hosting, maintenance and administration services will be provided for a flat monthly fee of $800. Billing for such hosting services shall begin upon commencement of streaming content. Network shall provide a report of usage on a monthly basis and more frequently if reasonably requested by Customer.

                  5) The phrase "transfer of content" refers to megabytes of content transferred from Network's hosting partner to Customer's websites. Each time an online user accesses a video, there will be a transfer charge which will vary depending on the size of the file and modem speed on which a "user" accesses the file. Network will supply Customer with a monthly transfer report itemizing such transfers. (See Exhibit "D" attached).

         b.       LIVE AND ARCHIVED WEBCASTS.

                  1) Customer may request, and Network shall provide, up to two (2) webcasts over the Internet and Network's existing broadband sites of events as designated by Customer. Customer shall submit its request in writing that details the length, type of event, date of event and webcast and all other pertinent details necessary for Network to evaluate technical aspects of such webcast and to prepare a budget therefor.

                  2) Within fourteen (14) days of receipt of Customer's written request pursuant to Section 4(b)(1), Network shall prepare an estimated budget for such webcast, which shall be approved by Customer. Customer shall be obligated to pay all costs associated with such webcast (including any and all bandwidth, production and distribution fees) plus an producing / administrative fee of twenty-five percent (25%) to Network.

                  3) In the event there is a third party primary sponsor ("Third Party Primary Sponsor"), Customer agrees to share equally with Network all sponsorship revenues it receives for such webcast less the actual and reasonable costs it incurs in connection with the planning and production of such event.

                           Network may obtain secondary sponsorship to support distribution of such webcast (i.e. Network may arrange for webcast to be broadcast on cable television, ITV and/or broadband channels). In the event secondary sponsors are needed, any revenues received will be distributed to distribution companies at Network's discretion.

5.       PROMOTION AND USE OF NAMES

         a. Customer may request that Network provide, at cost, on-premise marketing and promotional materials such as tent cards, elevator and marquee posters to promote the Programming Package and any other programming being provided by Network in accordance with this Agreement. Customer shall have the right to approve the design and artwork of all marketing and promotional materials prior to printing.

         b. Customer may prepare and distribute its own marketing and promotional materials describing and promoting the programming being provided by Network hereunder.

         c. Customer hereby grants to Network the right to reproduce, alter and display all logos, trademarks, tradenames and similar identifying material relating to Customer solely in connection with Network's performance of its obligations hereunder; PROVIDED, HOWEVER, that such right shall be deemed a non-exclusive license or privilege only which confers no property rights therein, and such license or privilege may be revoked by Customer at any time, in which event Network shall immediately cease use of all such material.

6.       STANDARD FEES

         a.       INITIAL FEE

                  On the Effective Date, Customer shall pay to Network an initial equipment installation and programming fee of $5,000.

         b.       MONTHLY PROGRAMMING PACKAGE FEE

                  1) No later than the first day of each month, Customer shall pay to Network a monthly Affiliate fee of $2,300 listed in EXHIBIT C. Upon execution Customer shall pay to Network $4,600, which will cover both first and last month of Network's service.

                  2) On the first day of each month in which the Programming Package is being delivered, Customer shall pay Network a monthly fee for producing the calendar of events referred to in Section 2(a)(4) will be Five Hundred Dollars ($500). Customized calendar of events will not begin until requested by Customer.

         c.       CUSTOMIZED VIDEO SEGMENT FEES.

                  As consideration for production of the Customized Video Segments, Customer shall pay Network a fee of Fifty Three Thousand Dollars ($53,000), which shall be paid in two payments of $26,500. The first payment shall be due upon the commencement of pre-production. The second payment shall be due upon the completion of 20 minutes of completed customized segments.

         d.       INTERNET AND  BROADBAND  MARKETING AND  DISTRIBUTION  SERVICES
                  FEES.

                  Customer shall pay Network the fees listed in EXHIBIT D associated with performance of the Internet and Broadband Marketing and Distribution Services.

         e.       LATE PAYMENTS

                  Interest at the lesser of 1.5% per month (or partial month) and the maximum amount permitted by law shall accrue on any amounts not paid within ten (10) days of the due date.

7.       REPRESENTATIONS, WARRANTIES, COVENANTS & INDEMNIFICATION

         a. As of the Effective Date, Network and Customer each represent and warrant to the other that: (i) it has been duly formed and is validly existing in good standing under its state of organization and any other states where it is required to be qualified to do business in order to perform its obligations under this Agreement; (ii) it has the requisite right, legal capacity and authority to enter into the Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (iii) this Agreement has been effectively authorized by all necessary organizational and legal action required by it; (iv) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting rights of contracting parties and (v) it is not party to any contract or bound by any order that will interfere with the full and complete performance of its obligations under this Agreement.

         b. Upon Customer's delivery to Network of any commercial announcement or other programming material, Customer represents and warrants to Network that such announcement or material does not contain any material that violates any trademark, service mark, right of privacy, copyright or dramatic, literary privacy, image or personality right of any third party.

         c. Except as expressly provided herein, neither party shall have any right, title or interest in or to names, logos, service marks, patents, trademarks, copyrights or other intellectual property of the other party.

         d. Customer acknowledges that the services being provided hereunder by Network are subjective in nature and that Customer will have to pay additional fees and costs relating to alterations because of qualitative differences it may have with Network regarding their services being provided hereunder

                  (particularly the Customized Video Production). Customer further acknowledges that nothing contained herein shall be construed as granting Customer the right to cause Network to remove, alter, edit or modify in any manner any aspect of the Network Programs, Network's Website or Network's broadband system or programming.

         e. Customer acknowledges that certain additional services and benefits associated with the Programming Package and the Internet and Broadband Distribution and Marketing Services described herein have not yet been fully developed by Network, such as additional television syndication exposure. While it is the intent of the Network to further develop such benefits, Customer acknowledges and agrees that this Agreement shall not constitute a guarantee of when such efforts will come to fruition.

         f. Each party (in such capacity, the "INDEMNITOR") shall defend, indemnify and forever hold harmless the other party and its affiliates, shareholders, officers, directors, employees, agents and partners from and against any and all claims, losses, damages, costs or expenses (including reasonable attorneys' fees) (collectively, "CLAIMS") relating to (i) any breach of any representation, warranty or covenant under the Agreement by the Indemnitor, (ii) any damage to person or property or any claim for damages by any personnel or subcontractor, or (iii) the provision, use, alternation, broadcast or distribution of content provided by the other party (whether of an editorial, advertising or other nature), the accessibility thereto or the exchange of information over the Internet or television (including broadband) in connection therewith, including copyright infringement, libel, indecency, false light, misrepresentation, invasion of privacy or image or personality rights or violation of recording or broadcast rights. These indemnifications do not apply to Claims to the extent arising from the negligence or willful misconduct of the person seeking indemnification hereunder. The indemnifications provided hereunder shall survive the expiration or termination of this Agreement for any reason. The Indemnitor shall pay any reasonable costs incurred in enforcing the indemnifications provided herein.

         g. EXCEPT AS SPECIFIED IN SECTION 7(A) AND 7(B), NETWORK EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE SERVICES PROVIDED HEREUNDER.

8.       FORCE MAJEURE

         Neither party shall be liable to the other for failure of performance (but not failure to pay) hereunder by reason of any act of God, earthquake, labor dispute, civil disturbance or insurrection, non-delivery by program suppliers or others, disruption or breakdown of origination or transmission facilities, or any other cause beyond such party's reasonable control; PROVIDED, HOWEVER, that adverse economic or market conditions shall not by themselves constitute grounds for excuse of performance hereunder.

9.       CONFIDENTIALITY

         During the Term and for a period of one (1) year thereafter, the terms and conditions of the Agreement shall be kept confidential by the parties and shall not be disclosed by either party to any third party except on a need-to-know basis to persons or entities actively and legitimately investigating the acquisition or assumption of all or a portion of such party's business or in connection with a merger, consolidation or reorganization with such party. Customer agrees to keep confidential and not to use or disclose any confidential or proprietary information relating to the business practices, strategies, technologies or techniques of Network and agrees that such information is the sole and exclusive property of Network. Notwithstanding any of the foregoing in this Section 9, information required to be kept confidential hereunder may be disclosed by a party only (i) to the extent that such disclosure is required by any court order or governmental agency, or as may reasonably be necessary in connection with any regulatory proceedings, (ii) to such party's accountants, auditors, agents and counsel to the extent such disclosure is necessary to enable such persons or entities to provide their services to the party in question, and (iii) to executive personnel of affiliated companies on a need-to-know basis. Each party acknowledges that the remedy at law for any breach by it of this Section 9 will be inadequate and that the other party shall also be entitled to injunctive relief. This Section 9 shall survive the expiration or termination of this Agreement.

10.      MISCELLANEOUS PROVISIONS

         a. Network shall not be restricted from licensing its programming (excluding the Customized Video Segments), or any portion thereof, to any other entity of any nature whatsoever.

         b. Except as expressly provided herein, any notice, demand, approval, consent or other communication required or permitted hereunder or by law shall be validly given or made only if in writing, properly sent by first-class United States mail, courier or telecopy, and addressed to the party for whom intended at the address set forth in the Preamble to this Agreement or such other address provided in writing by a party.

         c. Other than for (i) Claims arising out of breaches of Section 7(b) and Section 9, (ii) Claims described in Section 7(f)(iv) and (iii) Claims determined by a final adjudication to have been caused or contributed by a party's gross negligence or willful misconduct, in no event will the measure of damages payable by either party include, nor will either party be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of any party, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

         d. Any waiver by either party of any breach of any term or condition of the Agreement shall not be deemed to be a waiver of any rights or remedies resulting from that breach, nor shall such waiver constitute a waiver of any other term or condition of the Agreement.

         e. The Agreement cannot be modified except by written instrument signed by each of the parties. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, will be settled by arbitration in accordance with the Commercial Arbitration Board Rules of the American Arbitration Association and judgment on the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

         f. Nothing contained herein shall be deemed to create a joint venture or partnership between the parties.

         g. The invalidity under applicable law of any provision of the Agreement shall not affect the validity of any other provision of the Agreement, and in the event that any provision is deemed to be invalid or otherwise illegal or unenforceable, the Agreement shall remain effective and shall be construed in accordance with its terms as if the invalid, illegal or unenforceable provision were not contained therein.

         h. Each party agrees to execute such other documents and instruments and to perform such other acts as may be reasonably necessary to carry out the purposes and intent of this Agreement (including, without limitation, executing and/or causing the execution and delivery of, documents terminating the Existing Agreements).

         i. Any attempted assignment or delegation of this Agreement or any interest hereunder by a party without the other party's prior written consent shall be null and void; PROVIDED, HOWEVER, that Customer shall have the right, without the consent of Network, to assign its rights and obligations hereunder to any successor entity in connection with a merger, reorganization or other corporate restructuring of Customer.

         j. Both parties agree to issue a joint press release upon execution of this Agreement. Except as otherwise required by law or regulation, neither party shall issue the first or any subsequent press release or public announcement relating to this Agreement or the transactions contemplated hereby without receiving the prior written consent of the other party.

         k. Unless the context of this Agreement otherwise requires, (i) words using singular or plural number also include the plural or singular number, respectively, (ii) the terms "hereof," herein," "hereby," and derivative or similar words refer to the entire Agreement, including exhibits (which are incorporated herein by reference), (iii) the masculine gender shall include the feminine and neuter, (iv) references to persons shall include natural persons, corporations, partnerships, limited liability companies, unincorporated associations and similar entities and bodies, (v) any reference to a law, an agreement or a document shall refer to any amendment, supplement or replacement of the same, and (vi) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

         l. Each party may engage in business activities or ventures independently or with others irrespective of whether such activities or ventures do or will compete with (or are with a third party who does or competes with) the business of the other party or its affiliates.

IN WITNESS WHEREOF, the parties have caused this Master Services Agreement to be executed by their authorized representatives as of the date first written above.

PLAYERS NETWORK, INC.                            TRUMP MARINA HOTEL CASINO.
By:                                              By:
   ---------------------------------------         ----------------------------
Print Name:                                      Print Name:
           -------------------------------                 --------------------
Its:                                             Its:
    --------------------------------------          ---------------------------


EXHIBITS
--------

A -      Description of Programming Package

B -      Description of Customized Video Production

C -      Fees Schedule

D -      Internet and Broadband Distribution and Marketing Services

                                    EXHIBIT A

                       DESCRIPTION OF PROGRAMMING PACKAGE

The Programming Package shall be composed of a digital content management system, customized programming, an in-house gaming channel program, scheduled production updates, digital content management of streaming media remote field productions and access to Network's programming library. The Package also includes digital playback equipment, consisting of specialized hardware and software. Customer shall be provided with Customer specific programming, maintenance, marketing and promotional support.

Package includes:

|X| Access to Network's complete line of gaming instructional videos and production library including, without limitation, all Network brands covering table games, slots, sports, race book, and tournaments.

|X|      Digital broadcast file server with 15 hours of MPEG II - quality video

|X|      24/7 system monitoring

|X| Maintenance and service of equipment installed by Network pursuant to this Agreement

|X|      System programming and installation

|X|      Ongoing scheduling and program rotation

|X|      Access to Network's viewership and market impact/studies.

|X| Optional Entertainment calendar of events that will be updated monthly to promote Customer's casinos. Event calendar will be approximately 90 seconds, depending on total number of events each month, or roughly 18 minutes annually. Calendar will be composed of background graphics, possibly moving or including animation, text information that will either scroll or fade in and out, writing copy, a voice over (if needed) and pictures or videos of the artist or event to be integrated. Pictures, video and show/event information be provided by Customer and will need additional lead time.

         Network will create up to three separate calendars of events including, but not limited to, the entertainment schedule for The Wave, The Shell and miscellaneous tournaments and events. The calendars will be inserted to accompany the specific programming featuring the venue.

                                    EXHIBIT B

                   DESCRIPTION OF CUSTOMIZED VIDEO PRODUCTION

1.       Customized Video  Productions may be composed of updates with on-camera
         reporters  and  event   listings   regarding   various   categories  of
         information about Customer's gaming business such as:

         o TOURNAMENTS TODAY/REPORT
         o NEON BUZZ/ENTERTAINMENT FEATURES
         o GAMEWATCH SLOT MACHINE INSTRUCTIONAL SEGMENTS
         o SLOT AND CASINO CLUB INFORMATION
         o SPECIAL CASINO PROMOTIONS
         o DINING FEATURES

2. Network shall prepare an updated video library consisting of B-rolling Customer's location. The video content will feed the visuals used in both the entertainment segments and for the re-purposing of all of Customer's video needs. Re-purposing may include both online and offline marketing solutions, including CD Rom, VHS videotapes, Internet, Kiosk and Plasma Displays.

3. The Customized Video Segments shall be composed of a series of high-energy entertainment style talent-driven production segments that are customized from script to screen. These segments would be in "Entertainment Tonight" style, going behind the scenes of Customer attractions, into the kitchens finding out the secret recipes of the chefs, and throughout the casino discovering the advantages of the Boarding Pass membership, special casino offers, promotions, amenities and more.

         These segments should range between one and five minutes each and can feature interviews with the personalities that make up Customer's staff. Familiarizing guests with members of the staff will allow them to further connect with the property, while tempting them to experience the fun and excitement of the resort.

4. The Customized Video Segment Fees outlined in Section 6(c) of the Agreement include all coach class air and ground transportation from Las Vegas, Nevada to Atlantic City, New Jersey up to two trips during the course of the Agreement. Any additional travel which may be required by Network's production crew or equipment shall be approved in advance by Customer.

                      CUSTOMIZED CONTENT PRODUCTION DETAILS

         PRE-PRODUCTION

                  Includes:

                  |X|      The assignment of a creative writer/producer team
                  |X|      Pre-production creative meetings with marketing staff
                  |X|      Writing scripts and story concepts
                  |X|      Complete production breakdown and scheduling
                  |X|      Casting talent

 PRODUCTION THROUGH POST PRODUCTION

                  Includes all Equipment:

                  |X|      One betacam camera
                  |X|      Audio, Grip, Lighting
                  |X|      Video tape and expendable supplies

                  Above the Line Crew:

                  |X|      Producer / Director
                  |X|      Director of Photography

                  Below the Line Crew:

                  |X|      Production Coordinator
                  |X|      Audio technicians
                  |X|      Gaffer / Grip
                  |X|      One Production Assistant

                  Post-production:

                  |X|      Off line editing with editor
                  |X|      On line editing with editor
                  |X|      Music, effects and graphics

                                    EXHIBIT C

                                  FEE SCHEDULE

A.       MONTHLY PROGRAMMING PACKAGE FEE         $2,300

B.       CUSTOMIZED PRODUCTION                   $53,000


OPTIONAL SERVICE FEES

         MONTHLY CALENDAR OF EVENTS              $500 per month

         STREAMING, HOSTING, CONTENT LICENSING   $800 per month*

*Upon commencement of streaming content.

ADDITIONAL PRODUCTION FEES

PRODUCTION

TALENT

Named Talent                                     Quoted per job

Extras                                           $100 per day

Voiceover                                        $250 per VO script

CREATIVE SERVICES

Producing Fees                                   25% of total budget for the job

Writing                                          $75 per hour


PRODUCTION

2-Man Crew                                       $250 per hour / 4-hour minimum
w/ camera & equipment, lights, audio

Additional Crew Members                          $50 per hour or $350 per
                                                 10-hour day
                                                 (whichever is less)

CAMERA SUPPORT EQUIPMENT

Steadicam w/ operator                            $1,600 per day

Boom w/operator & assistant                      $1,400 per day


POST-PRODUCTION

Online editing w/ editor                         $250 per hour

Offline editing w/ editor                        $75 per hour

Computer animated logos,                         Quoted per job
special effects & graphic


MUSIC

Needle-drop music                                $100 per segment

Original music score                             Quoted per job


MARKETING MATERIALS

Restocking of our customized promotional         Cost pass through
Materials

ADDITIONAL LEASED CHANNELS

Set Up/ Programming/Equipment Upgrades           $4000

DUPLICATION

Beta to Digital or other mastering formats       $125 per hour, plus tape stock

Beta to VHS viewing copies                       $40 per hour, plus tape stock

NOTE:  IN THIS EXHIBIT C, A "DAY" SHALL MEAN 10 HOURS.

                                    EXHIBIT D

           INTERNET AND BROADBAND DISTRIBUTION AND MARKETING SERVICES


VALUE ADDED MARKETING

Network will provide exposure for Customer on PlayersNetwork.com for no additional charge. This will include streaming Customized Video Segments on Network's existing domestic international co-branded cable, DSL and wireless networks in up to 10,000,000 subscriber homes in accordance with the terms and conditions of its broadband agreements. Over 10,000,000 homes will be subject to payment of fees mutually agreed by the parties. The cross-promotion services will be streaming videos, advertising and gaming events integrated into the look and feel of Network's Website. Network-Customer Links provided will be text links (and not banner links).

Network will provide links on its website to advertise Customer's land-based casinos, but not to Internet sites which offer online gambling. Network will make special advertising rates available if Customer wishes to place ads on any of its co-branded sites.

VIDEO STREAMING, HOSTING AND INTERNET CONTENT LICENSE

These services include the online licensing of Network's video library (except for videos or other programming developed by Network for its other customers), hosting streaming media, storage, transmission of content and monthly viewership reports.

Full   motion   video   and   resort    information    on   Network's    website
www.PlayersNetwork.com.

Included in the monthly package, Network shall provide Customer with 30,000 megabytes of transferred content. If transferred content exceeds 30,000 megabytes, Customer agrees to pay Network an additional three cents ($0.03) per megabyte of streaming media hosted and transferred to Customer's Websites, which shall be paid monthly. Customer's bandwidth will vary depending on each individual user's modem speed.

Customer agrees to pay Network for storage of content above 1GB in the amount of $250 per GB per month (or fraction thereof).